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                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

                AMENDMENT No. 2 TO REGISTRATION RIGHTS AGREEMENT
                ------------------------------------------------

     THIS AMENDMENT No. 2, dated as of October 22, 2001 (this "Amendment"), is
                                                               ---------
made by and among Kindred Healthcare, Inc. (formerly named Vencor, Inc.), a Delaware corporation (the "Company"), and the holders identified on the
                           -------
signature pages hereto (the "Holders"), with respect to the Registration Rights
                             -------
Agreement, dated as of April 20, 2001, by and among the Company and the Holders, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of August 13, 2001, among the Company and the holders identified on the signature pages thereto (as so amended, the "Registration Rights Agreement"). For all
                                   -----------------------------
purposes of this Amendment, capitalized terms used but not defined herein have the meanings assigned to such terms in the Registration Rights Agreement.

                                    RECITALS

     WHEREAS, the Company and the Holders have heretofore entered into the Registration Rights Agreement;

     WHEREAS, the Company has filed a Registration Statement on Form S-3 (Registration No. 333-68838) with the Commission on August 31, 2001 (the "Underwritten Offering Registration Statement") with respect to an underwritten offering of shares of its common stock (the "Underwritten Offering");

     WHEREAS, the Company has filed a Registration Statement on Form S-3 (Registration No. 333-69646) with the Commission on September 19, 2001 (the "Shelf Registration Statement") pursuant to Section 2 of the Registration Rights Agreement;

     WHEREAS, Ventas has notified the Company of its intent to exercise its right under Section 4(a) of the Registration Rights Agreement to include certain of its Registrable Securities in the Underwritten Offering Registration Statement in order to, among other things, effect one or more Ventas Stockholder Distributions;

     WHEREAS, for certain business reasons, the Company has requested that Ventas waive its right under Section 4(a) of the Registration Rights Agreement to effect a Ventas Stockholder Distribution pursuant to the Underwritten Offering Registration Statement and instead effect any Ventas Stockholder Distribution pursuant to the Shelf Registration Statement; and

     WHEREAS, Ventas is willing to accommodate the Company and waive its right to effect a Ventas Stockholder Distribution pursuant to the Underwritten Offering Registration Statement and instead effect any Ventas Stockholder Distribution pursuant to the Shelf Registration Statement, as long as (i) the Company and the other Holders waive certain provisions of the Registration Rights Agreement so as to permit Ventas and Ventas, Inc. to effect a Ventas Stockholder Distribution pursuant to the Shelf Registration Statement during the Black-out Period (as defined below), (ii) any such Ventas Stockholder Distribution is permissible under any
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underwriting agreement entered into by the Company, the underwriters for the
Underwritten Offering and the selling stockholders electing to sell Registrable Securities in the Underwritten Offering (the "Underwriting Agreement") and (iii) the Company takes all necessary action to cause the Shelf Registration Statement and the Underwritten Offering Registration Statement to be simultaneously declared effective by the Commission;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

                                   ARTICLE I

                                    WAIVER
                                    ------

Section 1.1.  Waiver.  The parties hereby agree that, if the black-out
              ------
provisions set forth in Section 5(a)(i) or (ii) of the Registration Rights Agreement become operative due to the Underwritten Offering, such provisions shall be waived solely to the extent they become so operative and solely to the extent set forth in the Lock-Up Agreement to be executed by Ventas in favor of the underwriters party to the Underwriting Agreement in connection with the Underwritten Offering (the "Lock-Up Agreement"), in order to permit Ventas and Ventas, Inc. to effect one or more Ventas Stockholder Distributions pursuant to the Shelf Registration Statement; provided, however, that, during the black-out period provided for in the Lock-Up Agreement (the "Black-out Period"), Ventas and Ventas, Inc. may only effect a Ventas Stockholder Distribution in accordance with the terms thereof. The parties expressly agree that nothing contained herein shall be deemed to limit the right of Ventas and Ventas, Inc. to effect a Ventas Stockholder Distribution pursuant to the Shelf Registration Statement in accordance with the terms of the Registration Rights Agreement after the expiration of the Black-out Period.

                                  ARTICLE II

                          REPRESENTATION AND WARRANTY
                          ---------------------------

     Section 2.1.  Representation of the Holders.  Each Holder represents to the
                   -----------------------------
Company and each other Holder that it is a party to the Registration Rights Agreement and has not transferred or assigned any of its rights thereunder to any other Person.

                                  ARTICLE III

                                   COVENANTS
                                   ---------

     Section 3.1.  Effectiveness of Registration Statements.  The Company shall
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cause the Shelf Registration Statement and the Underwritten Offering
Registration Statement to be simultaneously declared effective by the Commission.

                                  ARTICLE IV

                                 MISCELLANEOUS
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     Section 4.1.  Regarding the Company and the Holders.  All of the provisions
                   -------------------------------------
of the Registration Rights Agreement with respect to the rights and duties of the Company and the Holders shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 4.2.  Continuing Effect.  Except as expressly amended by this
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Amendment, the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

     Section 4.3.  References to Registration Rights Agreement.  All references
                   -------------------------------------------
to the Registration Rights Agreement in the Registration Rights Agreement or in any other document executed or delivered in connection therewith shall, from and after the effectiveness of this Amendment, be deemed to be references to the Registration Rights Agreement as amended hereby, unless the context expressly requires otherwise.

     Section 4.4.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION WHICH GOVERN THE
REGISTRATION RIGHTS AGREEMENT AND ITS CONSTRUCTION.

     Section 4.5.  Counterparts.  This Amendment may be executed in any number
                   ------------
of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                           [Signature Pages Follow]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                    KINDRED HEALTHCARE, INC.


                                    By: /s/ Richard A. Lechleiter
                                       --------------------------------
                                       Name:  Richard A. Lechleiter
                                       Title:  Vice President, Finance

                                    HOLDERS:


                                    THE VENTAS STOCKHOLDER TRUST


                                    By: The Bank of New York, not in its
                                        individual capacity, but solely as
                                        trustee


                                    By: /s/ MaryBeth Lewicki
                                       --------------------------------
                                       Name: MaryBeth Lewicki
                                       Title:  Vice President


                                    VENTAS REALTY, LIMITED PARTNERSHIP


                                    By:  Ventas, Inc., its General Partner


                                    By: /s/ T. Richard Riney
                                       --------------------------------
                                       Name:   T. Richard Riney
                                       Title:  Executive Vice President and
                                               General Counsel

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                                    FRANKLIN MUTUAL ADVISERS, LLC


                                    By: /s/ Bradley Takahashi
                                       --------------------------------
                                       Name:  Bradley Takahashi
                                       Title:  Assistant Vice President


                                    APPALOOSA MANAGEMENT L.P.,
                                    on behalf of certain accounts for which it acts as investment advisor


                                    By: /s/ James E. Bolin
                                       --------------------------------
                                       Name:  James E. Bolin
                                       Title:  Vice President


                                    GOLDMAN SACHS & CO.


                                    By: /s/ Stephen P. Hickey
                                       --------------------------------
                                       Name:  Stephen P. Hickey
                                       Title:  Authorized Signatory

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